UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2019

StoneMor Partners L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, PA		19053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units	STON	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the consummation of the transactions described in Item 2.01 below, on December 31, 2019, StoneMor Inc., a Delaware corporation (fka StoneMor GP LLC, prior to the Conversion (as defined below)) (the “Company”), StoneMor Partners L.P., a Delaware limited partnership (“StoneMor” or the “Partnership”), Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“Cornerstone” and, collectively with the Partnership, the “Issuers”), certain direct and indirect subsidiaries of the Partnership (the “Guarantors”) and Wilmington Trust, National Association, as trustee, entered into the First Supplemental Indenture (the “Supplemental Indenture”) to the indenture dated June 27, 2019 (the “Indenture”) with respect to the 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “Notes”). Pursuant to the terms of the Supplemental Indenture, StoneMor Inc. became a guarantor of the Issuers’ joint and several obligations under the Notes and the Indenture on a joint and several basis with the other Guarantors and agreed to be bound by the provisions of the definition of the term “C-Corporation Conversion” and the provisions of Section 8.05(k) of the Indenture to the extent they relate to StoneMor Inc.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 to this report and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 31, 2019, StoneMor and certain of its affiliates completed the previously announced reorganization transaction pursuant to that certain Merger and Reorganization Agreement, dated as of September 27, 2018 (as amended to date, the “Merger Agreement”), by and among the Partnership, StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (“GP,” when referring to the company prior to the Conversion (as defined below)), StoneMor GP Holdings LLC, a Delaware limited liability company and the sole member of GP (“GP Holdings”), and Hans Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of GP (“Merger Sub”), pursuant to which, among other things, the Partnership became a wholly-owned subsidiary of the converted GP. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, on the Closing Date: (a) GP Holdings contributed the 2,332,878 Common Units owned by it (the “GP Holdings’ Common Units”) to GP and immediately following receipt thereof, GP contributed the GP Holdings’ Common Units to StoneMor LP Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of GP (“LP Sub,” and such contributions, collectively, the “Contribution”); (b) GP converted into a Delaware corporation (the “Conversion”) named “StoneMor Inc.” (the “Company”) and all of the limited liability company interests of GP held by GP Holdings prior to the Conversion were cancelled in accordance with the Merger Agreement; and (c) Merger Sub merged with and into the Partnership (the “Merger”) with the Partnership surviving and with the Company serving as its sole general partner and LP Sub serving as its sole holder of Common Units, and each Outstanding Common Unit (other than those held by LP Sub) and Preferred Unit was converted into the right to receive one share of common stock, par value $0.01 per share, of the Company (the “Company Shares”).

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the Company, the Partnership, Merger Sub, LP Sub or any holder of Common Units or Preferred Units:

•

Each Outstanding Common Unit, including Phantom Units treated as Common Units pursuant to the Merger Agreement, but excluding any Common Units held by LP Sub, and each Outstanding Preferred Unit was converted into the right to receive one Company Share (collectively, the “Merger Consideration”).

•

All Common Units (excluding any Common Units held by LP Sub) and Preferred Units, when converted as a result of and pursuant to the Merger, ceased to be outstanding and were automatically canceled and ceased to exist. At the Effective Time, each holder of a certificate representing Common Units (a “Certificate”) and each holder of non-certificated Common Units or Preferred Units represented by book-entry (“Book-Entry Units”), other than LP Sub, ceased to be a unitholder of the Partnership and (except as otherwise set forth in the Merger Agreement) ceased to have any rights with respect thereto, except the right to receive (A) such holder’s portion of the Merger Consideration and (B) any distributions in accordance with the terms of the Merger Agreement, in each case, to be issued or paid in consideration therefor upon surrender of such Certificate or Book-Entry Unit in accordance with the terms of the Merger Agreement without interest.

•

All of the limited liability company interests in Merger Sub outstanding immediately prior to the Effective Time were converted into and became limited partner interests in the Partnership as the surviving entity, such that following the Effective Time, LP Sub became the sole holder of Common Units of the Partnership.

•

The general partner interest in the Partnership issued and outstanding immediately prior to the Effective Time remained outstanding and unchanged subject to such changes as are set forth in the Partnership Agreement, and the Company continues as the sole general partner of the Partnership.

•

The Incentive Distribution Rights issued and outstanding immediately prior to Effective Time remained outstanding and unchanged subject to such changes as are set forth in the Partnership Agreement, and the Company continues to own 100% of the Incentive Distribution Rights.

•	All of the limited liability company interests of GP were cancelled.

As a result of the completion of the foregoing transactions contemplated by the Merger Agreement, including the Contribution, Conversion and Merger, the Company issued an aggregate of approximately 94.4 million Company Shares to holders of Common Units and Preferred Units on the Closing Date. The Common Units were suspended from trading on the New York Stock Exchange (“NYSE”) prior to the open of trading on January 2, 2020, and the Company Shares began trading on the NYSE under the same ticker symbol “STON” on January 2, 2020.

The description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibits 2.1 through 2.4 of this Current Report on Form 8-K. This summary is not intended to modify or supplement any factual disclosures about the Company or the Partnership, and should not be relied upon as disclosure about the Company or the Partnership without consideration of the periodic and current reports and statements that the Company and the Partnership file or have filed with the SEC. The terms of the Merger Agreement govern the contractual rights and relationships between, and allocate risks among, the parties thereto in relation to the transactions contemplated thereby. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and should not be relied upon as statements of fact.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Prior to the Merger, the Partnership’s Common Units were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the NYSE. In connection with the consummation of the Merger, the NYSE was notified that each outstanding Common Unit was converted into the right to receive a Company Share, subject to the terms and conditions of the Merger Agreement. The Partnership requested that the NYSE file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the delisting of the Common Units.

The Common Units will be suspended from trading on the NYSE prior to the open of trading on January 2, 2020. The Partnership expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of the Partnership’s Common Units, and suspend the reporting obligations under Sections 12(g) and 15(d) of the Exchange Act of the Partnership.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under Item 2.01 and 3.01 is incorporated into this Item 3.03 by reference.

Item 5.01	Change in Control of Registrant.

Upon the effective time of the Merger, a change in control of the Partnership occurred and all of the Partnership’s Common Units are now beneficially owned by the Company.

The information set forth in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, on December 31, 2019, all directors and executive officers of the General Partner became the directors and executive officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, on December 31, 2019, the Board of Directors of the Company approved the amendment and restatement of the Partnership’s agreement of limited partnership.

See the full text of the Partnership’s Fourth Amended and Restated Agreement of Limited Partnership, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01	Regulation FD.

On December 31, 2019 the Partnership issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit Number	Description

2.1	Merger and Reorganization Agreement, dated September 27, 2018, by and among StoneMor Partners L.P., StoneMor GP Holdings LLC, StoneMor GP LLC and Hans Merger Sub, LLC (incorporated by reference to Exhibit 10.75 of Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2019)

3.1	Fourth Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P. dated as of December 31, 2019.

4.1	First Supplemental Indenture, dated as of December 31, 2019, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virgina Subsidiary, Inc., StoneMor Inc., the Subsidiary Guarantors and Wilmington Trust, National Association.

99.1	Press Release dated December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2019	STONEMOR PARTNERS L.P. By: StoneMor Inc. its general partner

	By:	/s/ Austin K. So
Austin K. So
Senior Vice President, Chief Legal Officer and Secretary

SIGNATURE PAGE TO

STONEMOR PARTNERS L.P.

CLOSING 8-K